Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Nadav Kidron, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2024	By:	/s/ Nadav Kidron
Nadav Kidron
President and Chief Executive Officer